UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2008

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Eddie Munson
On June 5, 2008, BearingPoint, Inc. (the “Company”) filed a Current Report on Form 8-K to announce that, among other things, Eddie R. Munson, a director of the Board and a former member of the Audit Committee, has agreed to serve as the Company’s Chief Financial Officer effective as of June 4, 2008, on an interim basis. This Current Report is being filed to disclose the terms of Mr. Munson’s employment arrangement with the Company.
On June 26, 2008, the Compensation Committee of the Company’s Board of Directors approved Mr. Munson’s compensation package. Mr. Munson will be an employee at will, and will receive monthly compensation of $75,000 in his capacity of Chief Financial Officer. Mr. Munson will not participate in the Company’s bonus compensation program and will not receive any equity awards as compensation for his services as Chief Financial Officer. Mr. Munson will be entitled to participate in all other employee benefit, fringe and perquisite plans, practices, programs, policies and arrangements generally provided to executives of the Company at a level commensurate with his position. In addition, the Company has agreed to indemnify Mr. Munson with respect to his activities on behalf of the Company to the fullest extent permitted by law and the Company’s Certificate of Incorporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2008	BearingPoint, Inc.
	By:	/s/ F. Edwin Harbach
F. Edwin Harbach
Chief Executive Officer